UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0150
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 23, 2016, the Executive Compensation Committee of the Board of Directors of TEGNA Inc. (the “Company”) amended the Company’s 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010) to include an annual limit on the equity compensation paid to non-employee directors of the Company. As a result of the amendment, the cash value of all equity awards granted to a non-employee director of the Company in a single calendar year shall not exceed $300,000. The limit is measured based upon the value of the equity award as of the date the award is granted, not the date of payment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Index to Exhibits attached hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

TEGNA Inc.

By:	/s/ Todd A. Mayman
Todd A. Mayman, Executive Vice President, Chief Legal and Administrative Officer

Date: February 26, 2016

Index to Exhibits

Exhibit No.	Description

10-1	Amendment Number 3 to the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010).